SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 1995


                         Imo Industries Inc.
      (Exact name of registrant as specified in its charter)


          Delaware               1-9294            21-0733751
(State or other jurisdiction   (Commission       (I.R.S. Employer
   of incorporation)            File Number)    Identification No.)


             1009 Lenox Drive, Building Four West
             Lawrenceville, New Jersey                 08648
          (Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code  609-896-7600


                         Not Applicable
      (Former name or address if changed since last report)












                         IMO INDUSTRIES INC.

                       Form 8-K Current Report

Item 2.  Disposition of Assets.

On June 2, 1995, the Registrant completed the sale of its Optical Systems and Ni-Tec divisions of Varo Inc. and the Optical Systems division of Baird Corporation to Litton Industries and Litton Systems Inc. for $50 million in cash, which approximates book value. The sale price was determined on the basis of arms length negotiations between the parties. A portion of the proceeds has been used by the Registrant to repay all borrowings on its domestic line of credit and the excess has been invested in short term investments. The Registrant intends to redeem $40 million of its 12.25% senior subordinated debentures, at 100% of their principal amount, with the remainder of the proceeds.

The Registrant's press release announcing such information is filed herewith as an exhibit.


Item 7.   Financial Statements, Pro Forma Information and Exhibits.

(b)   Pro Forma Financial Information:

      The consolidated balance sheets as of December 31, 1994 and March 31, 1995 and the consolidated statements of income for the twelve month and three month periods then ended, as presented in the Registrant's Form 10-K and Form 10-Q filed with the Commission on March 30, 1995 and May 12, 1995, respectively, reflected the Electro-Optical Business segment as a discontinued operation along with the Company's Turbomachinery Business segment, in accordance with Accounting Principles Board Opinion No. 30, and are incorporated herein by reference.


 (c)   Exhibits:

         The following exhibits are being filed with this report:

         Exhibit No.                Description

           10.41 Purchase and Sale Agreement among Litton Industries, Inc. and Litton Systems, Inc., and Imo Industries Inc., Baird Corporation, Optic-Electronic International, Inc. and Varo Inc. dated May 11, 1995 and amended and restated as of June 2, 1995

           99        Press Release dated June 5, 1995
                     by Imo Industries Inc.






                        SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                     Imo Industries Inc.
                                        (Registrant)



Date:  June 19, 1995         By: /s/ DONALD K. FARRAR
                                 Donald K. Farrar
                                 Chairman, Chief Executive Officer,
                                 President and Director